Exhibit 99.2

For Immediate Release – Final Draft

ValueVision Media to Change Name to EVINE Live Inc.

to Reflect Repositioning As Digital Commerce Company

MINNEAPOLIS, MN – November 18, 2014 – ValueVision Media, Inc. (NASDAQ: VVTV), a digital commerce company operating as ShopHQ, today announced it is changing its corporate name to EVINE Live Inc. effective immediately, marking an important next step in the Company’s long-term strategy to become a true digital commerce company. Effective November 20, 2014, the Company’s NASDAQ trading symbol will also change from VVTV to EVLV.

EVINE Live will focus on all things digital. The “Es” that bookend the EVINE Live brand speak to the ease, exclusivity and energy of this new entertaining consumer experience. The inclusion of the word “Live” is all about real-time impulses to act and interact on all digital platforms.

The Company will host an investor conference call/webcast today at 11:00 a.m. EST to discuss the repositioning initiative and the third-quarter results.

“On the heels of a solid third quarter, we strongly believe definitive change and innovation are necessary to build on our recent momentum and drive the Company to the next level,” said Mark Bozek, CEO of EVINE Live. “We believe that fully embracing this new transformation will enable EVINE Live to forge new paths and new relationships that allow us to be far more competitive, far more creative, and far more disruptive on all our platforms. EVINE Live has the opportunity to be fearless in our strategies to transform the worlds of retail and entertainment while, at the same time, driving greater customer engagement.”

The Company expects to transition from doing business as “ShopHQ” to “EVINE Live” over the coming months, with the complete rebranding planned to take place first half of 2015. In the coming months, the Company intends to introduce new proprietary brands from the worlds of fashion, beauty, jewelry, home and fitness. “This new approach should enable us to build a stronger foundation for long-term growth,” added Bozek.

The Company also announced that Russell Nuce has joined the Company as its Chief Strategy Officer, reporting to Mr. Bozek. “Russell has been a longtime colleague whose experience in strategy, licensing, corporate law and entertainment will help provide the architecture for all that comes next,” added Bozek.

Conference Call / Webcast Today, Tuesday, November 18, 2014 at 11 a.m. EST:

WEBCAST/WEB REPLAY: http://www.media-server.com/m/p/xqka2ud5

TELEPHONE: (877) 280 4960; PASSCODE: 45252597

About EVINE Live Inc.

EVINE Live Inc. (formerly ValueVision Media, Inc.) is a digital commerce company that operates ShopHQ, a 24/7 interactive digital shopping and entertainment experience. ShopHQ, known for its television home shopping and on-line retail platforms, is available in 87 million television homes, online at shophq.com and via the Company’s mobile app. The Company is focusing on new proprietary products and brands in fashion, beauty, jewelry, home and fitness. The complete rebranding to “EVINE Live” is planned to take place during the first half of 2015.

Please visit www.shophq.com/ir for more investor information.

Forward-Looking Information

This release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as anticipate, believe, estimate, expect, intend, predict, hope, should, plan or similar expressions. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer preferences, the general economic and credit environment; our ability to successfully transition our legal name and our brand name and the market demand for television station sales. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Contacts

Media:	Investors:
Dawn Zaremba	Chris Eddy
ShopHQ	Catalyst Global LLC
dzaremba@shophq.com	vvtv@catalyst-ir.com
(952) 943-6043	(212) 924-9800

Liz Micci and Pat Tucker
Abernathy MacGregor
EDM@abmac.com and PCT@abmac.com
(212) 371-5999